EXHIBIT 10.25e

RESTRICTED STOCK UNIT TERMS Effective March 16, 2017
TIFFANY & CO.
a Delaware Corporation
TERMS OF RESTRICTED STOCK UNIT GRANT
under the
2008 DIRECTORS EQUITY COMPENSATION PLAN
(the “Plan”)
Terms Effective March 16, 2017

1. Introduction and Terms of Grant. Participant has been granted (the “Grant”) Restricted Stock Units which shall be settled by the issuance and delivery of shares of Common Stock (“Shares”), subject to the terms and conditions set forth below. The Grant has been made under the Plan by the Nominating/Corporate Governance Committee of the Parent Board (the “Governance Committee”). The “Participant,” “Grant Date” and number of “Restricted Stock Units” granted are stated in the attached “Notice of Grant.” The other terms and conditions of the Grant are stated in this document and in the Plan.

2. Grant and Adjustment. Subject to the terms and conditions stated in this document, Participant has been granted Restricted Stock Units by Parent. As of the Grant Date, each Restricted Stock Unit has a settlement value of one Share, but the number of Shares which shall be issued and delivered pursuant to the Grant on the Maturity Date (the “Settlement Value”) shall be equal to (i) the number of Restricted Stock Units set forth in the Notice of Grant, plus (ii) the number of whole Dividend Equivalent Units credited pursuant to Section 6(b) with respect to such Restricted Stock Units. The Settlement Value shall be subject to further adjustment as provided in Section 4.2(c) of the Plan, to adjust for, among other corporate developments, stock splits and stock dividends. References to Settlement Values in this document shall be deemed references to Settlement Values as adjusted pursuant to this Section 2.

3. Vesting. Except as otherwise provided in this Section 3 or Section 5 below, Restricted Stock Units granted will vest in full (100%) on the one-year anniversary of the Grant Date. A Restricted Stock Unit shall not vest and will be deemed to have “expired” if Participant’s Director Termination Date occurs before the one-year anniversary of the Grant Date unless such Director Termination Date occurs by reason of death or Disability, in which case the Grant shall vest on said Director Termination Date. A Restricted Stock Unit which fails to vest shall be void and shall not confer upon the owner of such Restricted Stock Unit any rights, including any right to any Share, any Deferred Stock Unit or any Dividend Equivalent Unit.

4. Maturity and Deferred Stock Units. Except as provided in this Section 4 or in Section 5 below, the “Maturity Date” for the Grant shall be the Maturity Date indicated in the Notice of Grant. The Maturity Date shown on the Notice of Grant was elected by Participant by written notice given to the Corporate Secretary of Parent prior to the Grant from amongst one of the following alternative Maturity Dates: (i) the one-year anniversary of the Grant Date; (ii) the six-month anniversary of Participant’s Director Termination Date; or (iii) a date certain, such date to be no earlier than the one-year anniversary of the Grant Date. Participant shall have no right to accelerate or change such date. Notwithstanding the foregoing, (i) if Participant’s Director Termination Date occurs by reason of death or Director Disability, the Maturity Date shall be said Director Termination Date, and (ii) if Participant’s death occurs after his or her Director Termination Date and before the applicable Maturity Date, the Maturity Date shall be Participant’s date of death. Any Restricted Stock Unit having a Maturity Date after the one-year anniversary of the Grant Date shall, upon vesting, convert to a deferred stock unit (such unit, a “Deferred Stock Unit”). Following the Maturity Date of the Grant, (i) the Settlement Value shall be issued and delivered in Shares, and (ii) any fractional Dividend Equivalent Units credited pursuant to Section 6(b)

with respect to such Grant shall be settled by the delivery of cash, in each case within thirty (30) days to or for the account of Participant.

5. Effect of Change in Control. A Grant that has not previously expired, vested and/or matured shall vest and mature, as applicable, upon a Change in Control, and the date of such Change in Control shall be the Maturity Date for such Grant.

6.    (a) No Dividends or Interest. No dividends or interest shall accrue or be payable upon any Restricted Stock Unit, Deferred Stock Unit or Dividend Equivalent Unit (each, a “Grant Unit”). Until a Share is issued and delivered it shall not be registered in the name of Participant.

(b) Dividend Equivalent Units. On any date that Parent pays an ordinary cash dividend on its Common Stock (a “Dividend Date”), Participant shall be credited with a number of dividend equivalent units (each, a “Dividend Equivalent Unit”) equal to (i) the product of (A) the number of Deferred Stock Units held by Participant, plus any whole Dividend Equivalent Units previously credited under this Section 6(b), in each case held on the record date immediately prior to the Dividend Date, and (B) the per share cash dividend paid by Parent on the Dividend Date, divided by (ii) the simple arithmetic mean of the high and low sale price of the Common Stock on the New York Stock Exchange on the Dividend Date.

(c) Dividend Equivalent Units credited pursuant to this Section 6 shall not entitle Participant to any cash payment or any delivery of Shares except to the extent provided in Sections 2 and 4 above. No Dividend Equivalent Unit shall be credited for any Restricted Stock Unit that expires or is void pursuant to Section 3, or any Restricted Stock Unit or Deferred Stock Unit that has been settled pursuant to Section 4. For the avoidance of doubt, no dividends or Dividend Equivalent Units will be delivered prior to the Maturity Date.

7. Transferability. Grant Units are not transferable other than by will or the laws of descent and distribution or pursuant to a “domestic relations order,” as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and shall not otherwise be transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, nor shall the Grant Units be subject to execution, attachment or similar process. Notwithstanding the foregoing, the Grant Units may be transferred by Participant to (i) the spouse, children or grandchildren of Participant (each an “Immediate Family Member”), (ii) a trust or trusts for the exclusive benefit of any or all Immediate Family Members, (iii) a partnership in which any or all Immediate Family Members are the only partners, or (iv) to a retirement plan for the sole benefit of Participant and/or his Immediate Family Members provided that (x) there may be no consideration paid or otherwise given for any such transfer, and (y) subsequent transfer of the Grant Units is prohibited other than by will, the laws of descent and distribution or pursuant to a domestic relations order. Following transfer, the Grant Units shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The provisions of Sections 3, 4 and 5 above shall continue to be applied with respect to the original Participant following transfer and the Grant Units shall vest and mature, as applicable, only to the extent specified therein. Upon any attempt to transfer the Grant Units other than as permitted herein or to assign, pledge, hypothecate or dispose of the Grant Units other than as permitted herein, or upon the levy of any execution, attachment or similar process upon the Grant Units, the Grant Units shall immediately terminate and become null and void.

8. Definitions. For the purposes of the Grant, capitalized terms shall have the meanings provided herein or in the Definitional Appendix attached. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan shall have the same meaning in this document.

9. Heirs and Successors. The terms of the Grant shall be binding upon, and inure to the benefit of, Parent and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of

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assets or otherwise, all or substantially all of Parent’s assets and business. Participant may designate a beneficiary of his/her rights under the Grant by filing written notice with the Corporate Secretary of Parent. If Participant fails to designate a Beneficiary, or if the designated Beneficiary dies before Participant, any Shares issuable hereunder will be delivered to Participant’s estate.

10. Administration. The authority to manage and control the operation and administration of the Grant shall be vested in the Governance Committee, which shall have all powers with respect to the Grant as it has with respect to the Plan. Any interpretation of the Grant made by the Governance Committee and any decision made by it with respect to the Grant are final and binding.

11. Plan Governs. Notwithstanding anything in this document to the contrary, the terms of the Grant shall be subject to the terms of the Plan, a copy of which has been provided to Participant.

12. Securities Matters. All Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by federal or state law. Parent shall not be obligated to sell or issue any Shares pursuant to this document unless, on the date of sale and issuance thereof, such Shares are either registered under the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities laws, or are exempt from registration thereunder. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, Parent at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of Parent, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

13. Investment Purpose. Unless the Shares are registered under the Securities Act, any and all Shares acquired by Participant under this document will be acquired for investment for Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act. Participant shall not sell, transfer or otherwise dispose of such Shares unless they are either (i) registered under the Securities Act and all applicable state securities laws, or (ii) exempt from such registration in the opinion of Parent’s counsel.

14. Entire Document; Governing Law. The Plan and this document constitute the entire terms with respect to the subject matter hereof and supersede in their entirety all prior undertakings of Parent or any Affiliate. In the event of any conflict between this document and the Plan, the Plan shall be controlling, except as otherwise specifically provided in the Plan. This document shall be construed under the laws of the State of New York, without regard to conflict of laws principles.

15. Opportunity for Review. Participant has reviewed the Plan and this document in their entirety, has had an opportunity to obtain the advice of counsel and fully understands all provisions of the Plan and this document. All decisions or interpretations of the Governance Committee upon any questions relating to the Plan and this document shall be binding, conclusive and final.

16. Section 409A. Notwithstanding anything herein to the contrary, any benefits and payments provided hereunder that are payable or provided to Participant in connection with a termination of service that constitute deferred compensation within the meaning of Code Section 409A shall not commence in connection with Participant’s termination of service unless and until Participant has also incurred a Separation from Service, and unless Parent reasonably determines that such amounts may be provided to Participant without causing Participant to incur additional tax obligations under Code Section 409A. For the avoidance of doubt, it is intended that payments hereunder comply with or satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A.

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In no event shall Parent or any Affiliate have any liability or obligation with respect to taxes, penalties, interest or other expenses for which Participant may become liable as a result of the application of Code Section 409A. Notwithstanding anything herein to the contrary, these terms are intended to be interpreted and applied so that the payments and benefits set forth herein either shall either be exempt from the requirements of Code Section 409A, or shall comply with the requirements of Code Section 409A, and, accordingly, to the maximum extent permitted, this document shall be interpreted to be exempt from or in compliance with Code Section 409A. To the extent that any provision under this document is ambiguous as to its compliance with Code Section 409A, the provision shall be interpreted in a manner so that no amount payable to Participant shall be subject to an “additional tax” within the meaning of Code Section 409A. For purposes of Code Section 409A, each payment provided under this document shall be treated as a separate payment. Notwithstanding any other provision of this document, payments provided under this document may only be made upon an event and in a manner that complies with Code Section 409A or an applicable exemption.

In addition to the provisions regarding Code Section 409A set forth above, the following shall apply:

If Participant notifies Parent that Participant believes that any provision of this document (or of any award of compensation or benefit, including equity compensation or benefits provided herein or at any time during his service with Parent or any Affiliate) would cause Participant to incur any additional tax or interest under Code Section 409A or Parent independently makes such determination, Parent shall, after consulting with Participant, reform such provision (or award of compensation or benefit) to attempt to comply with or be exempt from Code Section 409A through good faith modifications to the minimum extent reasonably appropriate. To the extent that any provision hereof (or award of compensation or benefit) is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to Participant and Parent without violating the provisions of Code Section 409A.

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Appendix I to Terms under the 2008 Directors Equity Compensation Plan: Definitions

“Affiliate” shall mean any Person that controls, is controlled by or is under common control with, any other Person, directly or indirectly.

“Approved Broker” means one or more securities brokerage or financial services firms designated by Parent from time to time.

“Change in Control” shall mean the occurrence of any of the following:

(i)
Any Person or group (as defined in Rule 13d-5 under the Exchange Act) of Persons (excluding (i) Parent or any of its Affiliates, (ii) a trustee or any fiduciary holding securities under an employee benefit plan of Parent or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly by stockholders of Parent in substantially the same proportions as their ownership of Parent, or (v) any surviving or resulting entity or ultimate parent entity resulting from a reorganization, merger, consolidation or other corporate transaction referred to in clause (iii) below that does not constitute a Change in Control under clause (iii) below) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Parent representing thirty-five percent (35%) or more of the combined voting power of Parent’s then outstanding securities entitled to vote in the election of directors of Parent;

(ii)
If the individuals who, as of March 16, 2016, constitute the Parent Board (such individuals, the “Incumbent Board”) cease for any reason to constitute a majority of the Parent Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Parent’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board;

(iii)
The consummation of a reorganization, merger, consolidation or other corporate transaction involving Parent, in each case with respect to which the stockholders of Parent immediately prior to the consummation of such transaction would not, immediately after the consummation of such transaction, own more than fifty percent (50%) of the combined voting power of the surviving or resulting Person or ultimate parent entity resulting from such transaction, as the case may be; or

(iv)
Assets representing fifty percent (50%) or more of the consolidated assets of Parent and its subsidiaries are sold, liquidated or distributed in a transaction (or series of transactions within a twelve (12) month period), other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of Parent in substantially the same proportions as their ownership of the common stock of Parent immediately prior to such sale or disposition.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor provisions thereto.

“Common Stock” shall mean the common stock of Parent.

“Director Disability” shall mean shall mean Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result

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in death or that is expected to last for a continuous period of not less than 12 months. Notwithstanding the foregoing, no event or condition shall constitute a Director Disability unless such event or condition also constitutes a “disability” within the meaning of Code Section 409A.

“Director Termination Date” shall mean, with respect to any Participant, the date on which Participant incurs a Separation from Service from Parent, provided that a Participant who is serving as a director of Parent on the day immediately prior to the annual meeting of shareholders in any one year will not be deemed to have incurred his or her Director Termination Date until the later of (i) the day following the one-year anniversary of the Grant Date, or (ii) the closing of the polls at such annual meeting.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor act or provisions thereto.

“Incumbent Board” shall have the meaning provided in sub-section (ii) of the definition entitled “Change in Control.”

“Parent” shall mean Tiffany & Co., and any successor to all or substantially all of its business and/or assets by operation of law or otherwise.

“Parent Board” shall mean the Board of Directors of Parent.

“Person” shall mean any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Separation from Service” means a “separation from service” as defined in Treasury Regulation Section 1.409A-1(h).

“Share” means a share of Common Stock.

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